UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 9, 2021
BioDelivery Sciences International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31361	35-2089858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4131 ParkLake Ave., Suite #225 Raleigh, NC		27612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 919-582-9050
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001	BDSI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events

On September 9, 2021, BioDelivery Sciences International, Inc. (the “Company”), completed the acquisition of certain patents, trademarks, regulatory approvals and other rights related to ELYXYB™ (celecoxib oral solution) (the “Product”) and its commercialization in the United States and Canada (the “Territory”) from Dr. Reddy’s Laboratories Limited, a company incorporated under the laws of India (“DRL”).
This transaction was completed in accordance with the terms of an asset purchase agreement entered into by the Company and DRL on August 3, 2021 (the “Asset Purchase Agreement”).
Pursuant to the Asset Purchase Agreement, the Company paid DRL a $6 million up-front payment at the closing. In addition, the Company will pay DRL $9 million on August 3, 2022, and up to an additional $9 million upon achievement of certain regulatory milestones and quarterly earn-out payments on potential sales of the Product in the Territory that range from high single digits to the low double digits (subject to reduction in certain circumstances) of net sales based on volume of sales. DRL will also be entitled to one-time payments upon the achievement of six escalating sales milestones, which range from $4 million to be paid upon the achievement of $50 million in net sales in a calendar year to $100 million to be paid upon the achievement of $1 billion in net sales in a calendar year, up to a total of $262 million.
The description of the Asset Purchase Agreement and the transactions contemplated thereby contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Asset Purchase Agreement, a copy of which was filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 4, 2021 (File No. 001-31361) and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated September 9, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document contained in Exhibit 104)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 9, 2021	BIODELIVERY SCIENCES INTERNATIONAL, INC.

	By:	/s/ Mary Theresa Coelho
Name: Mary Theresa Coelho
Title: Executive Vice President, Chief Financial Officer and Treasurer